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                       PUBLIC SERVICE COMPANY OF COLORADO

                                  $575,000,000

    $300,000,000 4.375% First Collateral Trust Bonds, Series No. 14, due 2008 $275,000,000 5.50% First Collateral Trust Bonds, Series No. 15, due 2014

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                               September 2, 2003

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, Illinois 60670

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901

As Representatives of the several Underwriters

Ladies and Gentlemen:

         Public Service Company of Colorado, a corporation organized under the laws of the State of Colorado (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $300,000,000 principal amount of the Company's 4.375% First Collateral Trust Bonds, Series No. 14, due 2008 and $275,000,000 principal amount of the Company's 5.50% First Collateral Trust Bonds, Series No. 15, due 2014 (collectively, the "Bonds"). The Bonds are to be issued under the Company's Indenture, dated as of October 1, 1993 (the "Original Indenture") to U.S. Bank Trust National Association, as successor trustee (the "Trustee"), as heretofore supplemented and as it will be further supplemented by a supplemental indenture creating the Bonds (said Original Indenture, as so supplemented and to be further supplemented, and said supplemental indenture being hereafter referred to as the "Indenture" and the "Supplemental Indenture", respectively). Certain terms used herein are defined in Section 16 hereof.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) (i) A registration statement on Form S-3 (File No. 333-104504) in respect of the Bonds and certain other securities has been prepared and filed with the Commission in accordance with the provisions of the Act; such registration statement and any post-effective

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         amendment thereto have been declared effective by the Commission; such registration statement in the form in which it became effective and (including the exhibits thereto, but excluding the Statements of Eligibility in Form T-1) is hereinafter called the "Registration Statement"; and the prospectus relating to the Bonds, in the form in which it was included in the Registration Statement at the time it became effective, as supplemented by the prospectus supplement containing the terms of the Bonds and the terms of the offering thereof, in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

                           (ii) Pursuant to Rule 429 under the Act, the Prospectus will be used as a combined prospectus relating to the Registration Statement and to the registration statement filed by the Company with the Commission on June 29, 1999 (registration no. 333-81791) which became effective on July 6, 1999; unless the context otherwise requires, all references in this Agreement to the Registration Statement shall be deemed to include such prior registration statement;

                           (iii) Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date for purposes of the Registration Statement or the date thereof for purposes of any preliminary prospectus or the Prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus.

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission;

                  (c) The Registration Statement, when it became effective, conformed, and any further amendments thereto, when they become effective, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the Prospectus and any amendments or supplements thereto, when filed with the Commission, will conform in all material respects to the requirements of the Act and the Trust Indenture Act;

                  (d) The Registration Statement, when it became effective, and any further amendments thereto when they become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto, when they are filed or transmitted for filing with the Commission and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the

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         circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any amendment or supplement to either thereof;

                  (e) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, and any further documents so filed and incorporated by reference, when they are filed with the Commission or become effective, as the case may be, complied with and will comply in all material respects with the requirements of the Exchange Act or the Act, as the case may be;

                  (f) The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's securities;

                  (g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

                  (h) The statements in the Prospectus under the headings "Supplemental Description of the First Collateral Trust Bonds," "Description of the First Collateral Trust Bonds," and "Description of the 1939 Mortgage" fairly summarize the matters therein described;

                  (i) This Agreement has been duly authorized, executed and delivered by the Company;

                  (j) The Indenture has been duly authorized and the Indenture (excluding the Supplemental Indenture) has been duly executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) when the Supplemental Indenture is duly executed and delivered the Indenture will constitute a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;

                  (k) The issuance and sale by the Company of the Bonds pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and

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         insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture, and will be entitled to the benefits of the Indenture;

                  (l) The PSCO 1939 Mortgage (as defined in the Indenture) has been duly authorized and the PSCO 1939 Mortgage (excluding the Mortgage Supplement) has been duly executed and delivered by the Company and is in due and proper form and (assuming the PSCO 1939 Mortgage has been duly authorized, executed and delivered by the trustee thereunder) when the Mortgage Supplement is duly executed and delivered the PSCO 1939 Mortgage will constitute a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCO 1939 Mortgage; provided, however, that such state laws will not render the remedies afforded by the PSCO 1939 Mortgage inadequate for the practical realization of the benefit of the security provided thereby;

                  (m) The issuance and delivery by the Company of the Class A Bonds (as defined in the Indenture) to be made the basis of the authentication and delivery of the Bonds (the "Class A Bonds") have been duly authorized by all necessary corporate action; and when (i) the Class A Bonds have been issued, authenticated and delivered to the Trustee pursuant to the Indenture and (ii) the Bonds have been issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Class A Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCO 1939 Mortgage, and will be entitled to the benefits of the PSCO 1939 Mortgage;

                  (n) The issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required in connection with the transactions contemplated by this Agreement, the Indenture or the PSCO 1939 Mortgage, except for the registration under the Act of the Bonds and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the Prospectus;

                  (o) Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issue and sale of the Bonds, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, other than the liens and security interests created by the Indenture and the PSCo 1939 Mortgage, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or

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         other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause (ii), any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

                  (p) The Company has good title to the properties specifically or generally described or referred to in the Indenture and in the PSCO 1939 Mortgage as subject to the respective liens thereof (except such property as may have been sold, exchanged or otherwise disposed of) subject only to (a) in the case of all such properties, the lien of the PSCO 1939 Mortgage and "permitted encumbrances" (as defined in the PSCO 1939 Mortgage) and (b) in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such is the sole use of such property) the lien of the Indenture and Permitted Liens (as defined in the Indenture);

                  (q) The Indenture constitutes a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and the lien of the PSCO 1939 Mortgage; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, the lien of the PSCO 1939 Mortgage, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

                  (r) The PSCO 1939 Mortgage constitutes a first mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof, including the shares of stock pledged thereunder (except such property as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the PSCO 1939 Mortgage other than "permitted encumbrances"; and the PSCO 1939 Mortgage by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the PSCO 1939 Mortgage) acquired by the Company after the date of the execution and delivery of the PSCO 1939 Mortgage, subject to "permitted encumbrances", to any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article XI of the PSCO 1939 Mortgage and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

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                  (s)      The consolidated historical financial statements and
         schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with GAAP throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. Except as disclosed in or incorporated by reference in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its consolidated subsidiaries taken as a whole;

                  (t) Deloitte & Touche LLP, which audited the financial statements incorporated by reference in the Registration Statement and Prospectus, (A) are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and (B) do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) or (h) of the Exchange Act;

                  (u) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources;

                  (v) Except as may otherwise be reflected in or contemplated by the Registration Statement and Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business and (ii) neither the Company nor any of its subsidiaries has entered into any transactions which are material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and, except as so reflected or contemplated, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its subsidiaries taken as a whole;

                  (w) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

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                  (x)      All the outstanding shares of capital stock of each
         subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement and Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

                  (y) The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X;

                  (z) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws;
         (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable except, in the case of clause (ii) or (iii), any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

                  (aa) The Company, either directly or through its parent, has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus and has paid, either directly or through its parent, all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent it has notice that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus;

                  (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such material policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for;

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                  (cc)     No subsidiary of the Company is currently prohibited,
         directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and Prospectus;

                  (dd) Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person or entity acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

                  (ee) (A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act, "Disclosure Controls"); and such Disclosure Controls are (i) designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is properly recorded, processed, summarized and communicated to the Company's senior management, including its principal executive officer and its principal financial officer, by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) evaluated by the Company's senior management on a quarterly basis and (iii) to the best knowledge of the Company, effective in all material respects to perform the functions for which they were established;

                           (B) The Company has designed and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act, "Reporting Controls"); and the Reporting Controls are (i) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and (ii) to the best knowledge of the Company, effective to perform the functions for which they are maintained;

                           (C) The Company has devised and maintains in effect a system of internal accounting controls ("Accounting Controls"); and such Accounting Controls are sufficient to provide reasonable assurances that (i) transactions involving the Company and its subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary
         (I) to permit preparation of financial statements in conformity with generally accepted accounting principles and (II) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                           (D) Based on the most recent evaluation of the Company's internal controls referred to above, all significant deficiencies in the design or operation of such

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         internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed by the Company in its Exchange Act reports within the time periods specified in the Exchange Act, any material weaknesses in such internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal controls have been identified and reported to the Company's auditors and the audit committee of the board of directors; and all such deficiencies and weaknesses, if any, have been rectified;

                  (ff) Except as set forth in, or incorporated by reference in, the Registration Statement and Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

                  (gg) With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which the Company or any other organization that together with the Company is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), has at any time sponsored, maintained, contributed to or been obligated to contribute to (a "Plan"): (i) the Company and each ERISA Affiliate have administered and operated each Plan sponsored or maintained by the Company or an ERISA Affiliate in compliance with ERISA, the Code and other applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a material liability to the Company or ERISA Affiliate; (ii) each Plan sponsored or maintained by the Company or an ERISA Affiliate intended to qualify under Section 401(a) of the Code so qualifies and to the Company's knowledge nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification of any such Plan; (iii) neither the Company nor any ERISA Affiliate has incurred, and to the Company's knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability or the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA (other than routine claims for benefits) or applicable penalty or excise provisions of the Code; (iv) there has been no reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company or an ERISA Affiliate for which the 30-day reporting requirement has not been waived which could reasonably be expected to result in a material liability under Title IV of ERISA to the Company or an ERISA Affiliate; (v) no accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section

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         412 of the Code), whether or not waived, exists with respect to any
         Plan subject to Title IV of ERISA that is sponsored or maintained by the Company; and (vi) neither the Company nor any ERISA Affiliate has incurred, and to the Company's knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA;

                  (hh) The franchises held by the Company and its subsidiaries, together with the applicable Certificates of Convenience and Necessity issued by The Public Utilities Commission of the State of Colorado, give the Company and such subsidiaries all necessary authority for the maintenance and operation of their respective properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Bonds shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (a) at a purchase price of 99.280% of the principal amount thereof, plus accrued interest, if any, from September 9, 2003 to the Closing Date, the principal amount of 4.375% First Collateral Trust Bonds, Series No. 14 due 2008 set forth opposite such Underwriter's name in Schedule I hereto and (b) at a purchase price of 98.611% of the principal amount thereof, plus accrued interest, if any, from September 9, 2003 to the Closing Date, the principal amount of 5.50% First Collateral Trust Bonds, Series No. 15, due 2014 set forth opposite such Underwriters name in Schedule 1 hereto.

         It is understood that the several underwriters propose to offer the Bonds for sale to the public as set forth in the Prospectus.

         3. Delivery and Payment. Delivery of and payment for the Bonds shall be made at 10:00 A.M., New York City time, on September 9, 2003, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Bonds shall be made through the facilities of The Depository Trust Company.

         4.       Agreements. The Company agrees with each Underwriter:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be reasonably disapproved by the

         Representatives promptly after reasonable notice thereof; during the period for which a prospectus is required to be delivered under the Act in connection with the offering and sale of the Bonds, to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Bonds; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; to use its best efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, and, in the event of the issuance of any such order, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the third Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required under the Act at any time in connection with the offering or sale of the Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To make generally available to its securityholders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (ii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of
         Section 11(a) of the Act and the rules and regulations thereunder including Rule 158;

                  (e) For a period of 14 days following the Execution Time, without the prior written consent of the Representatives, not to offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of) any long-term debt securities issued or guaranteed by the Company, other than the Bonds and the bonds contemplated by any Shelf Registration Statement or Exchange Offer Registration Statement (as such terms are defined in the Registration Rights Agreement dated March 14, 2003, between the Company and Banc One Capital Markets Inc. and UBS Securities LLC, as representatives of the Initial Purchasers (as identified therein));

                  (f) To use the net proceeds received by it from the sale of the Bonds pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (g) To pay the costs and expenses relating to the following matters: (i) the preparation of the Supplemental Indenture the issuance of the Bonds and the fees of the Trustee; (ii) the preparation, printing and filing of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto and the printing and furnishing of such copies of each thereof to the Underwriters and to dealers (including postage, air freight charges and charges for counting and packaging), as may be reasonably requested for use in connection with the offering and sale of the Bonds; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Bonds, including any stamp or transfer taxes in connection with the original issuance and sale of the Bonds; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Bonds;
         (v) any registration or qualification of the Bonds for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Bonds; (vii) the fees and expenses of the Company's accountants and counsel (including local and special counsel); (viii) the fees and expenses of any rating agencies rating the Bonds and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

         5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) At the Closing Date, the Representatives shall have received opinions, dated the Closing Date, of Ann E. Hopfenbeck, Assistant General Counsel, Xcel Energy Services, Attorney for the Company, Jones Day and LeBoeuf, Lamb, Greene and MacRae, LLP, counsel for the Company, substantially to the effect set forth in Exhibit A hereto and other related matters as the Representatives may reasonably require, with reproduced or conformed copies thereof for each of the Purchasers, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                  (c) At the Closing Date, the Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Bonds, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or any Vice President and the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and all amendments thereto, the Prospectus and all amendments or supplements thereto and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

                  (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, substantially to the effect set forth in Exhibit B hereto;

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5; or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Bonds as contemplated by the Prospectus.

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating or outlook of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement of any intended or potential decrease in any such rating or outlook or of a possible change in any such rating or outlook that does not indicate the direction of the possible change;

                  (h) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses.

                  (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Company, at Jones Day, on the Closing Date.

         6. Reimbursement of Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, members, officers, employees and agents of each

Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, in any preliminary prospectus or preliminary prospectus supplement or in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, in any preliminary prospectus or preliminary prospectus supplement or in the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity contained in this paragraph (a) shall not inure to the benefit of any Underwriter or its directors, members, officers, employees and agents, and each person, if any, who controls such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial sale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both
(i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Bonds to such person and (ii) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4(c) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have;

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last sentence of the cover page of the Prospectus regarding the delivery of the Bonds, (ii) the third paragraph of text under the caption "Underwriting" in the Prospectus, (iii) the first, second and third sentences of the sixth paragraph of text under the caption "Underwriting" in the Prospectus and (iv) the seventh and eighth paragraphs of text under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (or any amendment or supplement thereto);

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood, however, that in each case the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, which firm shall be designated by the Representatives if the indemnified parties consist of the Underwriters or their directors, members, officers, employees or agents. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding;

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 7 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Bonds; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Bonds) be responsible for any amount in excess of the purchase discount or commission applicable to the Bonds purchased by such Underwriter hereunder; provided, further, that each Underwriter's obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions in each case set forth on the cover of the Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, member, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, member, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d);

         8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Bonds set forth opposite their names in Schedule I hereto bears to the aggregate amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Bonds set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

         9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Bonds, if at any time after the date hereof and prior to the delivery of and payment for the Bonds (i) trading in the common stock of Xcel Energy Inc. shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Prospectus.

         10. Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Banc One Capital Markets, Inc., at fax no. (312) 732-4773, and confirmed to Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1 0595, 8th Floor, Chicago, Illinois 60670, Attention: Structuring & Execution, and to McDonald Investments Inc., 800 Superior Avenue, Cleveland, Ohio 44114, and to UBS Securities LLC, at fax no. (203) 719-0495, and confirmed to UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901,
Attention: Fixed Income Syndicate; or, if sent to the Company, will be mailed, delivered or telefaxed to Public Service Company of Colorado, 1225 17th Street, Denver, Colorado 80202, Attention: Vice President and Treasurer (fax no.: (612) 215-5445) and confirmed to the General Counsel (fax no.: (612) 215-4501).

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

         "Closing Date" shall have the meaning specified in Section 3 hereof.

         "Commission" shall mean the Securities and Exchange Commission.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

         "Mortgage Supplement" shall mean the Supplemental Indenture, dated as of September 1, 2003, between the Company and U.S. Bank Trust National Association, as trustee, supplemental to the PSCO 1939 Mortgage.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         17. Underwriters' Counsel. The Company and the Underwriters acknowledge that Dewey Ballantine LLP (a) is acting as counsel to the Underwriters in connection with this Agreement and the transactions contemplated hereby and (b) has acted, and may continue to act, as counsel to the Company's parent company, Xcel Energy Inc., and certain of its subsidiaries in connection with certain regulatory matters, and the Company and the Underwriters consent to such representation.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        PUBLIC SERVICE COMPANY OF
                                          COLORADO

                                        By: /s/ Benjamin G. S. Fowke III
                                            -----------------------------
                                        Name: Benjamin G. S. Fowke III
                                        Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC ONE CAPITAL MARKETS, INC.
MCDONALD INVESTMENTS INC.
UBS SECURITIES LLC

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.

By: UBS SECURITIES LLC

By: /s/ Christopher Forshner
    ----------------------------
Name: Christopher Forshner
Title: Executive Director

By: /s/ Scott Whitney
    ----------------------------
Name: Scott Whitney
Title: Director

                                   SCHEDULE I

                                                                                  Principal Amount     Principal Amount
                                                                                  of 4.375% First       of 5.50% First
                                                                                  Collateral Trust     Collateral Trust
                                                                                   Bonds due 2008       Bonds due 2014
                               Underwriters                                       to be Purchased      to be Purchased
                               ------------                                       ----------------     ----------------
Banc One Capital Markets, Inc..................................................   $     80,000,000     $     73,333,334
McDonald Investments Inc.                                                         $     80,000,000     $     73,333,333
UBS Securities LLC ............................................................   $     80,000,000     $     73,333,333
U.S. Bancorp Piper Jaffray Inc.................................................   $     24,000,000     $     22,000,000
Wells Fargo Brokerage Services, LLC............................................   $     24,000,000     $     22,000,000
Citigroup Global Markets, Inc. ................................................   $     12,000,000     $     11,000,000
                                                                                  ----------------     ----------------

                  Total........................................................   $    300,000,000     $    275,000,000

                                                                     EXHIBIT A-1

                      FORM OF OPINION OF ANN E. HOPFENBECK

Ladies and Gentlemen:

                  For the purpose of rendering this opinion, I have examined the proceedings taken by Public Service Company of Colorado, a Colorado corporation (the "Company"), with respect to the issue and sale by the Company of $ 300,000,000 principal amount of 4.375% First Collateral Trust Bonds, Series No. 14 due 2008 and $ 275,000,000 principal amount of 5.50% First Collateral Trust Bonds, Series No. 15 due 2014 (collectively, the "Bonds"). In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Bonds including the Underwriting Agreement dated September 2, 2003, between you and the Company relating to your purchase of the Bonds (the "Agreement"), and have either participated in the preparation of or examined the Trust Indenture dated October 1, 1993, from the Company to U.S. Bank Trust National Association, as successor trustee (the "Trustee"), as heretofore supplemented and as it will be further supplemented by Supplemental Indenture No. 15 creating the Bonds (said indenture, as so supplemented and to be further supplemented, being hereafter referred to as the "Indenture") and the PSCo 1939 Mortgage (as defined in the Indenture). This letter is furnished to the Underwriters pursuant to Section 5(b) of the Agreement. Except as otherwise defined herein, terms used in this letter that are defined in the Agreement are used herein as so defined. I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any amendments or supplements thereto, as filed under the Act, with respect to the Bonds. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

                  I am of the opinion that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement;

                  2. The Agreement has been duly authorized, executed and delivered by the Company;

                  3. The issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body in the State of Colorado is legally required in connection with the transactions contemplated by the Agreement, the Indenture or the PSCo 1939 Mortgage, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated by the Agreement and in the Prospectus;

                                      A-1-1

                  4. Neither the execution and delivery of the Agreement, the issue and sale of the Bonds, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, other than the security interest created by the Bonds, the Indenture and the PSCo 1939 Mortgage, under (i) the Restated Articles of Incorporation, as amended, or By-Laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or
         (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause (ii) or (iii), any such conflict, breach or violation, if it did exist, would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

                  5. The facsimile signature of a Senior Vice President or Vice President of the Company in lieu of his manual signature on the Bonds and the Class A Bonds and the facsimile signature of the Secretary or an Assistant Secretary of the Company attesting the corporate seal in lieu of his manual signature on the Bonds and the Class A Bonds have been duly and properly authorized by the Board of Directors of the Company, are not inconsistent with the provisions of the Restated Articles of Incorporation, as amended, or By-Laws of the Company and are valid and effective under the laws of the State of Colorado; and the facsimile signatures of such officers on the Bonds and the Class A Bonds have the same legal effect as though they had manually signed and attested the Bonds and the Class A Bonds as such respective officers;

                  6. The descriptions in the Registration Statement and Prospectus of Colorado state statutes and legal and governmental proceedings are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the documents incorporated by reference in the Prospects that are not described or referred to in such incorporated documents, and the descriptions thereof or references thereto are correct in all material respects;

                  7. There is no pending, or to my knowledge, threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus; and

                  8. The franchises held by the Company, together with the applicable Certificates of Convenience and Necessity issued by The Public Utilities Commission of the State of Colorado, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

                  In the course of my participation in the preparation or examination of the Registration Statement and any amendments thereto and the Prospectus and any amendments or supplements thereto

                                      A-1-2

I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus (except as to matters set forth in paragraphs 6 and 7 above), nothing has come to my attention that would lead me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act and at the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  My opinions herein are limited to the laws of the State of Colorado. For purposes of rendering their opinion of even date herewith to the Underwriters, Dewey Ballantine LLP are entitled to rely on my opinions in paragraphs 1, 2 and 3 above as to all matters of Colorado law as if such opinions were addressed to them.

                                        Respectfully submitted,

                                        By: ____________________________________
                                            Ann E. Hopfenbeck
                                            Assistant General Counsel
                                            Xcel Energy Services, Inc.

                                      A-1-3

                                                                     EXHIBIT A-2

                          FORM OF OPINION OF JONES DAY

Ladies and Gentlemen:

                  We have acted as special counsel to Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the sale by the Company pursuant to the Underwriting Agreement, dated as of September 2, 2003 (the "Agreement"), by and among the Company and the Underwriters named on
Schedule I thereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), of $300,000,000 aggregate principal amount of 4.375% First Collateral Trust Bonds, Series 14 due 2008, and $275,000,000 aggregate principal amount of 5.50% First Collateral Trust Bonds, Series 15 due 2014 of the Company (collectively, the "Bonds") being issued on this date under the Company's Indenture, dated as of October 1, 1993, to U.S. Bank Trust National Association, as successor trustee (the "Trustee"), as heretofore supplemented and as it is being further supplemented by a supplemental indenture creating the Bonds (said Indenture, as so supplemented, being hereafter referred to as the "Indenture"). This letter is furnished to the Underwriters pursuant to Section 5(b) of the Agreement. Except as otherwise defined herein, terms used in this letter that are defined in the Agreement are used herein as so defined.

                  In connection with the opinions expressed herein, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations stated herein, we are of the opinion that:

                  1. Assuming that the Agreement has been duly (a) authorized by the Company and (b) executed and delivered by the Company under Colorado law, the Agreement has been duly executed and delivered by the Company to the extent such execution and delivery are questions of New York law.

                  2. The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  3. Assuming that the issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, and that the time for appeal therefrom or review thereof or intervention with respect thereto have expired, no approval, authorization, consent or order of any public board or body under the laws of the United States of America is legally required in connection with the transactions contemplated by the Agreement, the Indenture or the PSCo 1939 Mortgage, except those that already have been obtained and are in full force and effect.

                                      A-2-1

                  4. The Registration Statement has been declared effective by the Commission under the Act, the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b) under the Act; and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission;

                  5. Except as to the financial statements or other financial or statistical data included or incorporated by reference therein, as to which we express no opinion, the Registration Statement, at the time it became effective, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act.

                  6. Except as to the financial statements or other financial or statistical data included or incorporated by reference therein, as to which we express no opinion, the documents incorporated by reference in the Prospectus, when they were filed with the Commission, compiled as to form in all material respects with the applicable requirements of the Exchange Act.

                  7. The descriptions in the Registration Statement and the Prospectus of United States federal statutes are accurate and fairly present the information purported to be given.

                  We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness, except and to the extent as set forth in paragraph 8 above, of the information included in the Registration Statement or Prospectus. We have participated in the preparation of the Registration Statement and Prospectus. From time to time in connection therewith, we have had discussions with officers, directors and employees of the Company and Xcel Energy Inc., a Minnesota corporation and the parent corporation of the Company, with representatives of Deloitte & Touche LLP, the independent accountants who examined certain of the financial statements of the Company, and with the Underwriters and counsel to the Underwriters. Based upon our participation and discussions described above, nothing has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act and at the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no view as to the financial statements, financial schedules and other financial data included or incorporated by reference in the Prospectus).

                  The opinions and views set forth above are subject to the following assumptions, qualifications and limitations:

                  We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions and views expressed herein, we also have assumed that each of the Underwriters and the Trustee has duly authorized, executed and delivered the documents to which each of them is a party and that each of

                                      A-2-2
such documents is the valid, binding and enforceable obligation of each of the Underwriters and the Trustee, respectively.

                  Our examination of matters of law in connection with the opinions expressed herein have been limited to, and accordingly our opinions herein are limited to, the federal laws of the United States of America and the laws of the State of New York, in each case as currently in effect. In connection with our opinions set forth herein, we express no opinion as to any matters of, or that relate to, the laws of any other jurisdiction, including the laws of the State of Colorado. To the extent such opinions relate to any provision of Colorado law, we direct you to the opinion dated the date hereof of Ann E. Hopfenbeck, Esq., Assistant General Counsel of Xcel Energy Services, Inc. and a member of the Colorado bar, which opinion previously has been delivered to you.

                  It should be understood that the scope of our representation does not include providing legal services to any financial institution or financial institution-affiliated party with regard to any matter (a "financial institutions regulatory matter") the resolution of which requires reference to any provision of Title 12 of the United States Code as in effect from time to time, the policies, procedures, guidelines or practices of any state regulator with respect to any such federal or state law or regulation, or any other federal or state law or regulation or regulatory policy, procedure or practice expressly applicable to financial institutions or, in their capacities as such, financial institution-affiliated parties or, if not expressly applicable, then to the extent applicable by implication or actually applied to a financial institution or financial institution-affiliated party. We express no opinion regarding the compliance by any Underwriter with any such financial institutions regulatory matter.

                  This letter is furnished by us, as special counsel to the Company, to you, as the Representatives, solely for the benefit of the Underwriters and solely with respect to the purchase of the Bonds from the Company by the Underwriters upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                      A-2-3

                                                                     EXHIBIT A-3

            FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.

Ladies and Gentlemen:

                  We have acted as counsel to Public Service Company of Colorado (the "Company"), with respect to matters relating to the Indenture dated as of December 31, 1939 (the "1939 PSCo Mortgage") between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "1939 Trustee"), and the Indenture dated as of October 1, 1993, as amended and supplemented (the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "Trustee") in connection with the sale by the Company of $300,000,000 aggregate principal amount of its First Collateral Trust Bonds, Series No. 14 due 2008 and $275,000,000 aggregate principal amount of its First Collateral Trust Bonds, Series No. 15 due 2014 (collectively, the "Bonds") on the basis of an equivalent amount of Class A Bonds (as defined in the Indenture). This opinion is being delivered pursuant to Section 5(b) of the Underwriting Agreement, dated September 2, 2003 (the "Agreement"), between the Company and you as representatives of the Underwriters (the "Representatives"). Unless otherwise stated, defined terms used herein shall have the respective meanings given to them in the Agreement.

                  We are not general counsel to the Company and our representation of the Company consists of advising it with respect to corporate and regulatory matters as to which we have been specifically consulted. We are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization and the issuance and sale by the Company of the Bonds and the authorization and the issuance and delivery by the Company of the Class A Bonds. We have examined, among other things, the Registration Statement and Prospectus and any amendment and supplement thereto, the corporate records of the Company, the Indenture (including the Supplemental Indenture creating the Bonds), the PSCo 1939 Mortgage (including the supplemental indenture thereto under which the Class A Bonds are being issued), and such other proceedings, papers and documents as we have deemed relevant for the purposes of rendering the opinions enumerated below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of all such latter documents. We have relied as to various questions of fact upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder. With respect to the opinions expressed in paragraphs 5, 6 and 7 below, we have relied upon information obtained from public records and from the Company.

                  On the basis of and subject to the foregoing, and subject to the further limitations and qualifications set forth below, it is our opinion that:

                  1. The Indenture has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding

                                      A-2-1
         mortgage of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws which affect the enforcement of certain remedial provisions of the Indenture, and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); provided, however, that such state laws which affect the enforcement of certain remedial provisions of the Indenture will not, in our opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;

                  2. The Bonds are in due and proper form and the issuance and sale of the Bonds have been duly authorized by all necessary corporate action, and when duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Bonds will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph 1 hereof) in accordance with their terms and entitled to the benefits and security of the Indenture; and the Bonds will be secured equally and ratably with all other bonds outstanding under the Indenture;

                  3. The PSCo 1939 Mortgage has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the PSCo 1939 Mortgage has been duly authorized, executed and delivered by the 1939 Trustee) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws which affect the enforcement of certain remedial provisions of the PSCo 1939 Mortgage and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); provided, however, that such state laws which affect the enforcement of certain remedial provisions of the Indenture will not, in our opinion, render the remedies afforded by the PSCo 1939 Mortgage inadequate for the practical realization of the benefit of the security provided thereby;

                  4. The Class A Bonds are in due and proper form and the issuance and delivery of the Class A Bonds have been duly authorized by all necessary corporate action; and when (a) the Class A Bonds have been duly executed, authenticated and delivered to the Trustee pursuant to the PSCo 1939 Mortgage and (b) the Bonds have been duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Class A Bonds will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph 3 hereof) in accordance with their terms and entitled to the benefits and security of the PSCo 1939 Mortgage; and the Class A Bonds will be secured equally and ratably with all other bonds outstanding under the PSCo 1939 Mortgage (except to the extent that any sinking, amortization, improvement or other fund may afford additional security for such bonds of any particular series);

                  5. The Company has good title to the real properties specifically or generally described or referred to in the Indenture and in the PSCo 1939 Mortgage as subject to the respective liens thereof (except such real property as may have been sold, exchanged or otherwise disposed of), subject only to (a) in the case of all such properties, the lien of the PSCo 1939 Mortgage and "permitted encumbrances" (as defined in the PSCo 1939 Mortgage) and (b)

                                      A-2-2
         in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such use is the sole use of such property), the lien of the Indenture and Permitted Liens (as defined in the Indenture);

                  6. The Indenture and the filings and recordations made in connection therewith constitute a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and the lien of the PSCo 1939 Mortgage; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture by the terms thereof) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, the lien of the PSCo 1939 Mortgage, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

                  7. The PSCo 1939 Mortgage and the filings and recordations made in connection therewith constitute a first mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such property as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), and, with respect to the shares of stock pledged thereunder, the PSCo 1939 Mortgage and the possession by the Trustee of such stock and appropriate stock powers in the State of New York pursuant to the PSCo 1939 Mortgage is sufficient to create a security interest under Article 9 of the Uniform Commercial Code as in effect in the State of New York with respect to such stock (except such stock as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens or security interests prior to the lien and security interest created by the PSCo 1939 Mortgage other than "permitted encumbrances"; and the PSCo 1939 Mortgage by its terms effectively subjects to the lien or security interest thereof all property (except property of the kinds specifically excepted from the lien of the PSCo 1939 Mortgage by the terms thereof) acquired by the Company after the date of execution and delivery of the PSCo 1939 Mortgage, subject to "permitted encumbrances", to any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of acquisition and also subject to the provisions of Article XI of the PSCo 1939 Mortgage and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government; and

                  8. The Bonds, the Indenture, the Class A Bonds, and the PSCo 1939 Mortgage conform as to legal matters to the descriptions of the terms thereof contained in the Prospectus under the captions "Supplemental Description of the First Collateral Trust Bonds," "Description of the First Collateral Trust Bonds" and "Description of the 1939 Mortgage".

                  This opinion is limited to the laws of the State of New York and the State of Colorado and the federal law of the United States of America. This opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

                                      A-2-3

                  Dewey Ballantine LLP is hereby authorized to rely upon paragraphs 1, 2, 3, 4 and 8 of this letter as to matters governed by the law of the State of Colorado as if this letter, solely with respect to aforementioned paragraphs, were addressed to them.

                  This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby. This letter may be relied upon only by the addressees hereof in connection with the issuance and sale of the Bonds and may not be relied upon for any other purpose.

                                        Very truly yours,

                                      A-2-4

                                                                       EXHIBIT B

                     FORM OF LETTER OF DELOITTE & TOUCHE LLP

                                      A-3-1